UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): May 13, 2016

                             PERKINS OIL & GAS, INC.
             (Exact name of registrant as specified in its charter)

          Nevada                      333-186286              45-5361669
(State or Other Jurisdiction         (Commission             (IRS Employer
      of Incorporation)              File Number)         Identification Number)

             P.O. Box 21
              Bonita, CA                                         91908
(Address of Principal Executive Offices)                       (Zip Code)

                                 (619) 247-9630
              (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT

On May 13, 2016 Howard H. Hendricks appointed Betty N. Myers to fill a vacancy on the Board of Directors of Perkins Oil & Gas, Inc., a Nevada corporation and Mr. Hendricks resigned as a director of the corporation. In addition, Mr. Hendricks resigned as president as well as any and all other offices he held in the corporation. Ms. Myers, as the sole director appointed herself as president of the corporation as well as the CEO, CFO and Secretary.

On May 16, 2016 Mr. Hendricks transferred his ownership of 4,750,000 shares of common stock in Perkins Oil & Gas, Inc. to Betty M. Myers.

Ms. Myers has been a shareholder in the corporation since its issuance of stock on May 11, 2015. She has also been the company's bookkeeper since its inception. Since 1976 she had her own real estate company from which she retired in 2008. She served as president of the South San Diego Bay Cities Board of Realtors in 1989 after serving on its committees and Board of Directors for the previous 8 years. She also served on the Board of Directors of Bonita Business and Professional Association for 7 years and as its president in 1986. She has a BA from San Diego State University, graduating in 1961.

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    Perkins Oil & Gas, Inc.


Dated: May 26, 2016                 By: /s/ Betty N. Myers
                                        ----------------------------------------
                                        Name:  Betty N. Myers
                                        Title: President

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